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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
Kellstrom Industries, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-20727, No. 333-41159 and No. 333-62247) on Form S-8 and in the registration statements (No. 333-10313, No. 333-44019 and No. 333-52917) on Form S-3 of
Kellstrom Industries, Inc. and subsidiaries of our report dated February 17, 1999, except as to Note 18, which is as of March 30, 1999, relating to the consolidated balance sheets of Kellstrom Industries, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Kellstrom Industries, Inc. and subsidiaries.


                              KPMG LLP


Ft. Lauderdale, Florida
March 29, 1999